Exhibit 5.1

March 31, 2026

Sow Good Inc.

1440 N Union Bower Rd

Irving, TX 75061

Re: Sow Good Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Sow Good Inc., organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, (A) of up to $1,000,000,000 in the aggregate of the Company’s (i) shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of one or more series of preferred stock (for the avoidance of doubt, not including the Series AA Preferred Stock (as defined below) and the Series AAA Preferred Stock (as defined below)), par value $0.001 per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, Units (as defined below), or any combination thereof (“Warrants”) and (v) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants (“Units”) and (B) of the selling stockholders named in the prospectus contained in the Registration Statement (the “Selling Stockholders”) of up to 109,009,250 shares of Common Stock consisting of (i) 5,740,000 shares of Common Stock issuable upon the conversion of an aggregate of 410,000 shares of Series AA Convertible Non-Redeemable Preferred Stock, par value $0.001 per share (the “Series AA Preferred Stock”), with each share of Series AA Preferred Stock convertible into 14 shares of common stock (the “Series AA Conversion Shares”); and (ii) 103,269,250 shares of Common Stock issuable upon the conversion of an aggregate of 413,077 shares of Series AAA Convertible Non-Redeemable Preferred Stock, par value $0.001 per share (the “Series AAA Preferred Stock” and together with the Series AA Preferred Stock, the “Issued Preferred Stock”), with each share of Series AAA Preferred Stock convertible into 250 shares of common stock (the “Series AAA Conversion Shares”, and together with the Series AA Conversion Shares, the “Conversion Shares”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Units, the Series AA Conversion Shares and the Series AAA Conversion Shares are referred to herein collectively as the “Securities.”

The Registration Statement includes a base prospectus relating to the offer and sale of the Securities (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter with respect to the issue of the Securities:

a)	the Registration Statement;

b)	the Base Prospectus;

c)	a copy of the Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on February 15, 2024, as amended from time to time (the “Charter”);

d)	A copy of the Second Amended and Restated Bylaws, filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2026;

e)	a copy of resolutions of the Board of Directors of the Company (the “Board”) adopted on March [●], 2026;

f)	the Form of Common Stock Certificate, filed as Exhibit 4.1 to the Annual Report on Form 10-K filed with the Commission on March 22, 2024;

g)	the Form of Series AA Convertible Non-Redeemable Preferred Stock, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on January 5, 2026;

h)	the Certificate of Designations, Preferences and Rights of Series AA Convertible Non-Redeemable Preferred Stock, filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on January 5, 2026 (the “Series AA Certificate of Designations”);

i)	The Securities Purchase Agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on January 5, 2026;

j)	the Form of Series AAA Convertible Redeemable Preferred Stock, filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on March 31, 2026

k)	the Certificate of Designations, Preferences and Rights of Series AAA Convertible Redeemable Preferred Stock, filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on March 31, 2026 (the “Series AAA Certificate of Designations,” and together with the Series AA Certificate of Designations, the “Outstanding Certificates of Designations”); and

l)	The Securities Purchase Agreement, filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on January 5, 2026.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance, offer or sale of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities (to the extent not already outstanding) will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Charter and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, including the Prospectus, and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times when the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company; and (vii) any indenture governing the Debt Securities (the “Indenture”), form of note under an Indenture, form of Warrant, Warrant Agreement (as defined below) or Unit Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Common Stock, we have further assumed that the Common Stock will be authorized, executed, and countersigned by the transfer agent or registrar therefor and delivered by the Company or the Selling Shareholders, as applicable, in accordance with applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that (i) the certificate of designation, approved by appropriate corporate action, relating to the Preferred Stock establishing the designations, preferences and rights of the class or series of Preferred Stock (the “Certificate of Designation”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware and (ii) the Preferred Stock will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by the Company in accordance with the provisions of the Certificate of Designation and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that (i) the Indenture will have been authorized, executed and delivered by the Company and an entity selected by the Company to act as the trustee (the “Trustee”), (ii) the Debt Securities will be issued pursuant to the Indenture, (iii) all terms of the Debt Securities not provided for in the Indenture will have been established in accordance with the provisions thereof and reflected in appropriate documentation approved by appropriate corporate action and, if applicable, executed and delivered by the Company and authenticated by the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Stock or Preferred Stock of the Company, (x) such Common Stock or Preferred Stock of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or Preferred Stock of the Company will be executed, countersigned by the transfer agent therefor and delivered by the Company upon such conversion, in accordance with the terms of such Debt Securities.

With respect to any Securities consisting of any series of Warrants, we have further assumed that (i) the warrant agreement (if applicable), approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the form of Warrant, the Warrant Agreement (if applicable) and applicable laws and sold as contemplated in the Registration Statement.

With respect to any Securities consisting of Units, we have further assumed that (i) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of the Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the Prospectus and the Unit Agreement.

With respect to any Securities issuable upon exercise, exchange or conversion of other Securities, in addition to the above assumptions as applicable, we have further assumed that such Securities issuable upon such exercise, exchange or conversion will be presented for exercise, exchange or conversion in accordance with the terms thereof and authorized, executed, countersigned by the transfer agent or registrar thereof and delivered by the Company upon such exercise, exchange or conversion in accordance with the terms thereof.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Common Stock (including the Common Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

2.	The Preferred Stock (including Preferred Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of Preferred Stock of the Company.

3.	The Debt Securities (including Debt Securities issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and by the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality); (ii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

4.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and by the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality); (ii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

5.	The Units, upon receipt by the Company of such lawful consideration thereof as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and by the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality); (ii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign currency or composite currency. Rights to indemnification and contribution may also be limited by Federal and state securities laws.

6.	The Conversion Shares, when issued upon conversion of the Issued Preferred Stock in accordance with the terms of the Outstanding Certificates of Designations, will be validly issued, fully paid and non-assessable shares of Common Stock.

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP

DV:AL